JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT, entered into as of the 7th day of February , 2014, by and between Pernix Group, Inc., a Delaware Corporation, having its principal office at 151 E. 22nd Street Lombard, IL 60148(hereinafter referred to as "Pernix"), and LTC CORP Inc. a Delaware Corporation, having its principal offices at 250 South Wacker Drive, Suite 600, Chicago, IL, 60606 (hereinafter referred to as "LTC"), the said parties being hereinafter individually referred to as the "Joint Venturer" or the "Party" and collectively referred to as the "Joint Venturers" or the "Parties";

WITNESSETH:

WHEREAS, the Parties hereby agree to enter into a Joint Venture for the purpose of submitting a binding proposal and potentially contracting to build a Nanotechnology Laboratory Building, also called Engineering Research Building, for Texas A&M at College Station, Texas ("Project") issued by ERB A&M Partners I, LLC ("Owner"). The Management Committee has agreed to submit a proposal, and to conduct all other lawful activities consistent with the foregoing; and

WHEREAS, the Joint Venture intends to submit a proposal to provide services in connection with the Project for the Owner; and

WHEREAS, in the event that Owner awards the Joint Venture a prime contract regarding the Project (the "Contract"); and

WHEREAS, the Parties desire to set forth their mutual rights and liabilities and the terms under which they will act as Joint Venturers;

NOW THEREFORE, in consideration of the premises and the mutual covenants herein recited and of other good and valuable considerations paid by each Party to the other, the receipt and sufficiency of which are mutually acknowledged, the Parties agree as follows:

1. Nature of the Joint Venture

Pernix and LTC hereby form a Joint Venture to be known as Pernix-LTC, Joint Venture (or by any other name as determined by the Management Committee). The Parties hereby constitute themselves as Joint Venturers for the purpose of submitting proposals for, performing and completing the Project, which shall include services as are assigned and all change orders or supplemental agreements in respect of the Contract. Notwithstanding other joint venture agreements, if any, that now or hereafter may exist between the Parties, this Agreement contemplates only the furnishing and performance of the services, work, labor and materials necessary for the performance of the Contract (collectively, the "Services"); and the Parties acknowledge that they are not making any partnership agreement or joint venture agreement to undertake any contract, work or services other than the Contract. Nothing in this Agreement shall be construed as a limitation of the powers or rights of either Party to carry on its separate business for its sole benefit except, however, the Parties shall cooperate with each other according to the terms and conditions of this Agreement in the performance of the Contract. No liability shall be imposed upon either Party except that of the performance of the terms and conditions of this Agreement nor shall either Party be deemed to be an agent of the other.

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The Joint Venture shall have the power to do all things incidental to carrying out the aforestated purpose. Each Party shall have an equal fiduciary duty towards the Joint Venture.

2. Compensation and Reimbursement

A. Each Party shall be compensated for the Services provided and be reimbursed for costs incurred pursuant to this Agreement in an amount and to the extent set forth in the Contract and this Agreement. Each Party shall submit to the Joint Venture for submission to the Owner, in such form and in such a manner required by the Contract and the Owner, requisitions for reimbursement of all such compensation and costs. Requisitions shall be submitted bi-weekly, or in accordance with the requirements of the Owner and the Contract, sufficiently in advance for the Joint Venture to submit such requisitions to the Owner in a timely manner.

B. IT IS EXPRESSLY AGREED THAT PAYMENT TO THE JOINT VENTURE BY THE OWNER OF ANY COMPENSATION, REIMBURSEMENT OR ANY OTHER AMOUNTS DUE (INCLUDING PROFITS AS SET FORTH BELOW) PURSUANT TO THIS AGREEMENT AND THE CONTRACT IS AN EXPRESS CONDITION PRECEDENT TO THE RESPONSIBILITY AND LIABILITY OF THE JOINT VENTURE TO PAY TO EACH PARTY ITS APPROPRIATE SHARE OF ALL SUCH COMPENSATION, REIMBURSEMENT OR ANY OTHER AMOUNTS SO INCURRED.

3. Division of Revenues

A. The respective interests of the Joint Venturers in the revenues accruing from the Contract, in all property and equipment accruing from or acquired in connection with the performance of the Contract, and the respective obligations of the Joint Venturers for disbursements and liabilities in connection with the performance of the Contract after the Joint Venture satisfies all of its financial and contractual obligations, if any shall be:

LTC – Twenty percent (20%)
Pernix - Eighty percent (80%)

The Parties agree that (a) all net proceeds representing the cash, interest from investments, equipment, receivables, claims of every kind or nature, or other property derived from the performance of the Contract by the Joint Venture, (b) any and all profits and any and all losses and liabilities or other obligations of the Joint Venture which may result from the performance of the Contract, and (c) all financial obligations assumed by the Joint Venture, shall be shared or borne by the Parties in accordance with their respective interests as set forth in this Paragraph 3(a).

B. Distribution of proceeds in accordance with this paragraph shall be made at such time and in such amount as shall from time to time be determined by the Management Committee. All payments received by the Joint Venture shall be made to each party of the Joint Venture within thirty (30) days of receipt. Subject to paragraph 2.b above, final distribution will be made within thirty (30) days of receipt of the final payment under the Contract.

4. Management of the Joint Venture

A. Each Party shall have a voice in the management of the affairs of the Joint Venture. The Joint Venture shall be managed by a committee of three persons, one representative of LTC and two representatives of Pernix (said representatives are hereinafter referred to as the "Management Committee"). The initial Management Committee shall be composed of:

LTC- Regular Member: Thomas C. Corning

Pernix - Regular Member: Warren Bryant
Regular Member: Nidal Z. Zayed (or his designee)

The Management Committee has full and complete authority to act on behalf of the Joint Venture in relation to any matters or things in connection with, arising out of, or relating to said Joint Venture, and to act for and bind the respective parties appointing such representatives in any and all matters or things involving the performance of the Contract, including but not limited to those of a contractual nature with the Owner or third persons. All decisions of the Management Committee shall be reached by majority vote. In establishing if a majority vote has been reached, the value of vote by the members of the Management Committee shall reflect the value of their respective firm's equity share in the Joint Venture as established in Provision 3 (A). Either Pernix representative may vote the full value of the Pernix equity share. A representative from each Joint Venture Partner must be present at Management Committee meetings.

B. In the event that any member of the Management Committee shall be temporarily incapacitated or temporarily not available to act for any reason, the Party selecting such person shall promptly appoint an alternate who shall act for such member during such period or periods of temporary incapacity or non-availability. If any member of the Management Committee shall die, become permanently incapacitated, unavailable to act, or no longer be employed by the Joint Venturer, then a successor for such member shall be named by the Joint Venturer who appointed such member. In the event of the temporary incapacity or non-availability or death or permanent incapacity or non-availability of any alternate, the Joint Venturer, which appointed such alternate, shall appoint a successor. Any successor or alternate member appointed as provided above, shall have every power to act hereunder that was possessed by his predecessor. Any member, alternate or successor shall be subject to removal or replacement at any time by the Joint Venturer which appointed him, and written notice of such removal and replacement shall be given immediately to the other Joint Venturer.

C. The Management Committee shall have the general charge of and supervision of the obligations of the Joint Venture. The Management Committee shall have authority to appoint such agents and representatives, if any, as it may deem necessary or advisable for the proper conduct of the affairs and the business of the Joint Venture, fix their salaries or other remuneration, and determine tenure of appointment. The Management Committee shall meet quarterly, or more frequently if required to act on necessary matters pertaining to the Contract and/or the Joint Venture, upon five (5) working days prior written notice to the Parties.

The Management Committee shall have full responsibility and authority for performance of the Contract, including, but not limited to, assignment of work between the parties, appointment of staff, settlement of any disputes with the Owner, Contracting with third parties to the extent necessary for the performance of the Contract and any other matters affecting the performance of the Contract.

Actions and decisions of the Management Committee shall be final, conclusive and binding upon the Parties. The Management Committee members shall not be liable to the Joint Venture or to either Joint Venturer by reason of their actions, except in the case of gross negligence, fraudulent acts or dishonest conduct.

D. Delegation to a General Manager. Upon award of the Project, the Management Committee shall select a General Manager for the Joint Venture. Such General Manager shall have such powers in the management and control of the day to day business and affairs of the Joint Venture as may be specifically provided for by the Management Committee. The General Manage shall submit a report on at least a monthly basis to the Management Committee that includes a summary of all significant actions taken by the General Manager since the last report and any other information requested by the Management Committee or a member of the Management Committee.

E. Except as specifically delegated to the General Manager by the terms of this Agreement, neither Joint Venturer shall, without the prior written approval of the Management Committee:

(1) Lend Joint Venture funds or borrow any money for the Joint Venture;

(2) Make expenditures for the Joint Venture in excess of $5,000 for each transaction or group of similar transactions;

(3) Obligate the Joint Venture as a surety, guarantor or accommodation party to any obligation or grant any security interest in or otherwise encumber any Joint Venture Property (as hereinafter defined);

(4) Admit any alleged error or omission allegedly made by such Party or any other Party in any drawings, specifications or other documents in connection with the Contract;

(5) Sell, assign, mortgage, pledge, encumber, grant a security interest in, lease or otherwise transfer or dispose of the Joint Venture's interest under this Agreement or its interest in or to any monies or property of the Joint Venture or its interest in or to any monies due or claimed to be due or to become due to or from the Joint Venture, except for any such sale, assignment, mortgage, pledge, encumbrance, grant of security interest, lease or other transfer or disposition made with the prior written approval of the other Joint Venturer shall be subject to any existing financial arrangement with and/or obligations to lending institutions which either of the Joint Venturers may now have; or

(6) Enter into any contract, commitment, or obligation on behalf of the Joint Venture other than the Contract (which shall be in form approved by the Management Committee prior to execution).

5. Management and Staffing of the Contract

A. All actions taken by the Joint Venture and the Joint Venturers shall be in accordance with the Contract. The Parties shall be bound by the terms and conditions of the Contract, including without limiting the generality of the foregoing, all payment provisions.

B. The Parties shall furnish such parts of their organizations and personnel as are necessary for the performance of the Contract as may be required by the Management Committee.

C. The General Manager, will report to the Management Committee and lead the Construction Management Team, as hereinafter defined. The General Manager shall, in addition to the other powers delegated to him, have the powers set forth below, which powers shall be exercised under the supervision and control of the Management Committee:

(1) To make and approve such supplemental agreements, stipulations or adjustments with the Owner concerning the Joint Venture and the Contract, and adopt such supplements and changes therein or thereto as he may believe desirable, subject however, to the prior approval of the Management Committee.

(2) To accept or approve on behalf of the Joint Venturers orders for the lessening, enlargement, alteration or modification (to any extent) of the nature, scope and extent of the Contract, and of the work to be performed under the Contract, and to make or approve such adjustments of said Contract as he may believe desirable, subject to the prior unanimous approval of the Management Committee.

(3) To cause to be prepared by the Joint Venture and filed with the proper authorities such elections and tax returns (of all categories) which are required to be or may be filed by the Joint Venture and to pay such taxes as must be paid by the Joint Venture, all with the prior approval of the Management Committee. This clause does not contemplate, however, that the General Manager shall file tax reports for the Parties or pay taxes for either Party, except as otherwise herein provided.

(4) To enter into contracts and other forms of agreements so as to procure those items required under the General Conditions Work section of the Contract, subject however, to the prior approval of the Management Committee.

(5) To do or provide for the doing of all those acts or things necessary, or by him deemed necessary or desirable in and about the performance of the Contract and the conduct of the Joint Venturer, subject however, to the prior approval of the Management Committee.

(6) To be responsible for the receipt of all funds, to open bank accounts as depositories of the Joint Venture's and/or the Owner's funds, to be responsible for deposit of such funds received by the Joint Venturers into such depositories, and to cause the same to be withdrawn by check, draft or other instrument, subject however, to the prior approval of the Management Committee.

(7) To prescribe and provide methods of accounting of all matters relating to the affairs of the Joint Venture, subject to the prior approval of the Management Committee.

(8) To retain and employ such attorneys, accountants and other professional advisors as he may consider necessary or desirable in the carrying out of the work of the Joint Venture on such terms and conditions as he believes warranted, subject to the prior approval of the Management Committee.

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(9) To delegate such of the authority hereby granted to him to such persons, firms or corporations and on such terms as may appear to be for the best interest of the Joint Venture, subject to the prior approval of the Management Committee.

D. The General Manager shall not be liable to the Joint Venture, or to either Party except in the case of gross negligence or fraudulent acts or dishonest conduct. Unless otherwise agreed upon, the Joint Venture shall have no employees. All necessary personnel shall be provided from the respective staffs of the Joint Venturers. New personnel employed specifically for work on the Contract will be placed on the payroll of one of the Parties by mutual agreement at the time of employment. The Parties shall be reimbursed by the Joint Venture for the actual cost of the time of personnel used on behalf of the Joint Venture to the extent said personnel are reimbursable under the terms of the Contract.

E. The General Manager, subject to prior approval by the Management Committee shall (1) be responsible for the direction and management of the Services in accordance with policies and procedures established by the Management Committee, (2) coordinate the Services, and (3) be responsible for contact with the Owner and its authorized representatives. The General Manager, as a member of the Construction Management Team, shall lead the efforts of the Construction Management Team and work within the basic policies and guidelines set forth by the Management Committee. The Construction Management Team shall be comprised of LTC and Pernix staff (the "Construction Management Team").

6. Dispute Resolution Between Joint Venture Parties

If any disagreement arises between the Parties including, but not limited to, an impasse of the Management Committee, with respect to the conduct of the Joint Venture or of its termination or dissolution, or with respect to any other matter, cause, or thing whatsoever in connection herewith, such disagreement shall be referred to the appropriate chief executive or operating officers of each Party who are not members of the Joint Venture Management Committee and, if they fail to agree within 10 days of reference thereto, unless a mutual extension is agreed to, the disagreement shall be decided and determined by arbitration. The respective CEO/COOs are: Pernix, Nidal Zayed, Gregg Pollack; and LTC, Grant G. McCullagh, Thomas C. Corning. Arbitration shall be conducted in Chicago, IL in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association. Provided, however, notwithstanding anything in this Agreement or in any rule(s) of the American Arbitration Association which may provide or be construed to be contrary, the Parties agree that the arbitrator(s) shall have no authority to determine and dispose of any claim and counterclaim, or any part(s) thereof, pursuant to motion(s) for summary adjudication or any other such dispositive motion procedure. Regardless of how appointed, all arbitrators shall be deemed neutral arbitrators and not Party arbitrators. This Agreement to arbitrate shall be specifically enforceable as shall be any award of the arbitrators.

Within ten (10) days from the date when either party refers the matter to arbitration, each party shall nominate its respective arbitrator. The two arbitrators so named shall, with ten (10) days from the date of their nomination, nominate the third arbitrator, who will preside over the arbitration panel. If either party fails to nominate its arbitrator, or if the two arbitrators fail to agree on the choice of the third arbitrator within the period provided for above, the American Arbitration Association shall appoint said arbitrator or arbitrators at the request of either party within ten (10) days.

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The parties agree that the decision of the arbitration panel shall be rendered no later than ninety (90) days from the date of the designation of the third arbitrator.

Pending resolution of any dispute, both parties agree to continue diligent performance of this Agreement and the Contract.

The Party requesting such arbitration shall file notice of the demand for arbitration in writing with the other Party and with the American Arbitration Association in Chicago, IL. The award rendered pursuant to such arbitration shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

Any such arbitration shall not include, by consolidation, joinder, or in any other manner, any additional persons not a party to this Agreement except by written consent signed by both Parties and such persons sought to be joined. Such consent shall be limited to the dispute described in the written consent and the Parties named therein.

7. Capital Contribution

A. Neither Party shall be required to make a capital contribution to the Joint Venture. All costs and expenses, including personnel costs, profit and overhead, incurred by each Party pursuant to this Agreement shall be borne by the respective Party and shall be requisitioned from the Owner for reimbursement as set forth herein and in the Contract.

8. Bank Accounts

A. All funds advanced by the Owner and all funds received for the performance of the Contract shall be deposited in the Pernix bank account, and not a Joint Venture bank account. Said sums may be withdrawn by check, draft or other instrument in such form and with such signatories as are set forth by the Management Committee.

B. All amounts received from the Owner shall be deposited into said account or accounts and all invoices received by the Joint Venture shall be paid by check drawn on said account or accounts.

9. Indemnification and Losses

A. Each Party shall indemnify and hold harmless the other Party and the Joint Venture from and against any and all claims, liabilities, losses, costs, damages and expense (including legal fees and disbursements) to the extent arising out of or in connection with each Party's negligent or wrongful acts or omissions or breach of this Agreement or the Contract. Nothing herein shall limit in any way the liability of any insurer of the Joint Venture or of any Party under any applicable insurance policy naming either the Joint Venture or any Party or both the Joint Venture and any Party.

B. If the performance of the Contract shall result in a loss to either Party, each Party shall bear the full cost and responsibility for its own such loss in proportion to its profit/liability share as set forth in Section 3(A) of this Agreement, subject to the indemnification obligation set forth in paragraph 9(A) of this Agreement. The liability of the Parties for bearing of losses shall continue with respect to any claims which at any time, either before or after performance of the Contract, shall be made against them or any of them by reason of carrying out this Joint Venture or for any matter or

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thing in connection with the Joint Venture or Contract. If any Party fails to pay or bear the amount of its share of loss, the other Party shall bear the said share and the defaulting Party shall be obligated to reimburse the other Party, on demand, the amount of the said share of loss incurred by reason of such failure together with interest thereon at the Prime Rate (collectively, the "Sum Due"). If the defaulting Party fails to pay such amount on demand, the non-defaulting Party may commence a summary legal proceeding, and shall be entitled to the entry of a judgment against the defaulting Party, based upon the absolute obligation set forth in this paragraph and shall, in addition to the Sum Due, be entitled to all costs and expenses of the non-defaulting Party in obtaining payment of the Sum Due, including attorney's fees.

C. LTC has shared with Pernix its estimated cost and budget for the Project. LTC agrees to indemnify and compensate Pernix to the extent the Project Cost Baseline exceeds LTC's estimated cost as provided to Pernix. The Project Cost Baseline must be mutually agreed upon by the parties prior to execution of the final contract with the Owner. LTC's indemnity of Pernix under this subparagraph C is limited to its share of profit in this Joint Venture.

10 Joint Venture Accounting

A. The fiscal year of the Joint Venture shall end December 31st of each calendar year. Earnings of the Joint Venture are to be determined and reported on the percentage of completion method for financial reporting purposes and on the completed contract method for tax reporting purposes.

B. Separate books of account for the Joint Venture shall be kept and maintained by Pernix in its office or offices. All books of account, records, vouchers, contracts and data of any character relating to the performance of the Contract or this Agreement shall be subject to examination by either Joint Venturer at all times. The Joint Venture will keep such records as may be required to conform to the Owner's requirements and will make necessary reports, including complete quarterly financial statements, and accounting as may be required by each Joint Venturers' cost and accounting departments. If required, the books of account of the Joint Venture shall be audited by an Independent Auditor, which shall be a firm agreed to by the Management Committee, the cost of any such audit to be paid from the funds of the Joint Venture. The Joint Venturers agree that aside from demonstrable error, such audit and the accounts rendered pursuant to such prescribed methods of accounting , shall be final, conclusive and binding on both of the Joint Venturers. Upon completion of the Contract, all accounts, books, records, vouchers, contracts and data relating to the Contract shall be kept and preserved by Pernix at least for the period, if any, prescribed by the Contract or by law (whichever is longer), and for such further period, if any, that the Management Committee may determine.

11. Insurance

Each Party shall provide its own workers compensation insurance at its own cost, which fully complies with the requirements of the Contract. LTC and Pernix shall jointly obtain a project specific General Liability Policy and builders risk insurance as well as any other insurances agreed to by the Management Committee that is over and above the insurances required by the Contract, at the Joint Venture's cost, unless agreed to in the name of the Joint Venture, which will protect the Joint Venture.

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12. Bonding

Pernix has sponsored the Joint Venture with its own bonding company. Pernix will cause a proper surety bond to be issued in accordance with the Owner's requirements. The cost of the bond will be paid for by the Joint Venture.

13. Term and Termination

This Joint Venture will commence as of the date of this Agreement. This Agreement shall remain in full force and effect for a period of two (2) years beyond the completion of any construction work by the Joint Venture or until terminated by written mutual agreement of the Parties hereto or until all of the purposes for which the Joint Venture has been undertaken have been accomplished and completed.

14. Bankruptcy or Default of a Party

In the event of the bankruptcy or insolvency of either of the Parties, or should either of the Parties commit any act of bankruptcy or take advantage of any bankruptcy, reorganization, composition or arrangement statute, or should either of the Parties cease to do business, then such Party (hereinafter referred to as the "insolvent Party") from and after said date, is hereby deemed to have waived its equity interest and future profit in this Joint Venture. Further its representative and/or alternate to the Management Committee (anything in this Agreement to the contrary notwithstanding) shall cease to have any say or voice in the management of the Joint Venture or the Contract and the Management Committee shall thenceforth be composed solely of the representative or alternate of the other Party and shall not include the representative or alternate of the insolvent Party, and whenever it is provided in this Agreement that the act, consent or decision of the Parties is required, it shall be deemed to mean the act, consent or decision of the other Party excluding the insolvent Party. The insolvent Party shall remain liable for its share of losses as provided in Section 3 a. hereof. The insolvent Party shall be entitled to any compensation and reimbursement not yet paid by the Joint Venture but already earned as provided in this Agreement. If such insolvency, bankruptcy or other proceedings of the type above described cause damage or extra cost to the other Party, such damage or extra cost shall be charged against any compensation and reimbursement or profit not yet paid.

15. Prohibition Against Assignment

Neither this Agreement nor any interest of either of the parties herein (including any interest in moneys belonging to or which may accrue to the Joint Venture in connection with the Contract, or in any property of any kind employed or used in connection with the Contract, including Joint Venture Property) may be sold, assigned, pledged, mortgaged transferred, or hypothecated, including change of control, without the prior written consent of the parties hereto.

In the event that a Party (referred to as the "Acting Party") violates the foregoing prohibition, or in the event that a Party (the "Acting Party"), without the prior written consent of the other Party (referred to as the "Non-acting Party"), which consent shall not be unreasonably withheld, sells, assigns, transfers, mortgages, pledges, hypothecates or in any manner encumbers, except as security for credit agreements, all or substantially all of its corporate assets, or directly or indirectly undergoes a change in control of its ownership, the Non-acting Party shall be entitled to take any or all of the following actions:

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1. To require the Acting Party's successor to remain a member of the Joint Venture and to continue to satisfactorily fulfill its predecessor's Joint Venture obligations; or

2. To terminate the Acting Party from the Joint Venture, and to assume the rights and responsibilities of the Acting Party, excluding only those relating to the work or services provided by the Acting Party during that period of time when it was a Joint Venture member. In such case the Acting Party shall be responsible for any and all liabilities arising from such termination. Additionally, the Acting Party shall remain liable for any and all work product or services provided by it while a Joint Venture member; or

3. To replace the Acting Party with a new Joint Venture Party, in which case the Acting Party shall be responsible for any and all costs, expenses and liabilities arising from such substitution. Additionally, the Acting Party shall remain liable for any and all work product or services provided by it while a Joint Venture member; or

4. To declare the sale, assignment, transfer, mortgage, pledge or encumbrance null and void.

16. Notices

All notices required to be given, or which may be given under any of the provisions of this Agreement by any Party to the others, shall be given by sending such written notice to the Joint Venturer entitled thereto by registered or certified mail addressed to the office of such Joint Venturer, as first hereinabove set forth.

17. Successors

The foregoing provisions and stipulations of this Agreement shall bind the Joint Venturers and their respective executors, administrators, successors and assigns.

18. Extent of Agreement and Third Party Rights

Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm or corporation other than the Parties, their executors, administrators, successors and assigns, any right, remedy or claim under or by reason hereof or covenant, stipulation, promise or agreement hereof; and all covenants, stipulations, promises and agreements herein contained shall be for the sole and exclusive benefit of the Parties and their executors, administrators, successors and assigns.

19. Applicable Law

All questions relating to the execution, validity, interpretation and performance of this Agreement shall be governed by the Laws of the State of Illinois. Any action or claim arising hereunder which is not subject to arbitration shall be commenced in a court of competent jurisdiction located in the Chicago, Illinois, without reference to that State's choice of law provisions, the terms of Article 6 notwithstanding. The parties waive all right to trial by jury in any action, proceeding or counterclaim arising out of or in any way relating to this Agreement, the Contract or the Project.

20. Limitation on Claim Against Joint Venture Interest

The right of any person, firm, or corporation claiming by, through, or under any Joint Venturer (including, but not limited to, judgment or other creditors, receivers, trustees, assignees, garnishees, executors, administrators, etc.) to assert any claim against the right, title, or interest of any Joint Venturer shall be limited in any event to the right to claim or receive, after the completion of the Contract and after the closing of the account of the Joint Venture, the distributive share of such Party in the compensation and reimbursable costs and profits payable hereunder, and then only subject to the equities of the other Party or as otherwise set forth in this Agreement.

The parties acknowledge and agree that they are contracting only with the named entities (for purposes of this paragraph the named entities shall be Pernix Group, Inc. and LTC [each a "Named Contracting Entity"] and that the parent and affiliates and general or limited partners, shareholders, holder of any equity interest, officers, employees or directors of such parents and affiliates (collectively, "Third Party Affiliates") of each Named Contracting Entity are not liable hereunder and are not liable for the Named Contracting Entity's performance hereunder. No general or limited partner or shareholder of either Named Contracting Entity or other holder of any equity interest in either party to this Agreement or any of the owners, officers, employees or directors of same shall be personally liable under this Agreement or be personally liable for the performance of any such party's obligations under this Agreement. Neither Named Contracting Entity will enter into any agreements with third parties without the inclusion of an exculpatory clause similar to that set forth in this paragraph unless such party has obtained the prior written consent of the other party.

21. Representations

A. Each Joint Venturer represents and warrants to the other, which representations and warrants shall survive the termination of this Agreement and the Contract, that its written statements, certificates, schedules, documents or information furnished in connection with the Contract and in connection with the proposal which was submitted in connection with obtaining the Contract are not false or misleading with respect to any material fact and do not omit a material fact required to be stated therein or necessary in order to make the statements contained therein not materially false or misleading.

B. In the event any Joint Venturer who is a Party to this Agreement is a corporation, said Joint Venturer warrants and represents to the other Joint Venturer that (i) said Joint Venturer is a corporation, duly incorporated and validly existing under the laws of the State or Country in which it was incorporated, with authority to enter into this Agreement, (ii) all requisite corporate action, including action by the Board of Directors of said Joint Venturer, have been taken by said Joint Venturer to authorize the execution and performance of this Agreement and the consummation of the transaction contemplated hereby, (iii) this Joint Venture Agreement will not constitute a breach of any agreement or restriction, if any, to which the corporation is a party or by which it may be bound, and (iv) the individual executing this Agreement on behalf of said Joint Venturer has the right, legal power and actual authority to bind said Joint Venturer to the terms and conditions of this Agreement and is the officer he purports to be.

22. Claims By or Against a Joint Venturer

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No claims arising out of or related to the operation or conduct of the Joint Venture asserted against any or all of the Joint Venturers by a claimant other than a Joint Venturer, and/or by the Joint Venture against any third party, shall be settled except with the consent of the Management Committee, if then in existence, or if not, by unanimous consent of the members who constituted the Management Committee or their designated alternates or successors, provided that the consent of any insolvent Party with respect to such claim shall not be required.

23. Consultants

The Parties acknowledge that certain consultants will be hired to assist the Joint Venture in the performance of its duties under the Contract. Said consultants will be retained by the Joint Venture, which shall bill the Owner for the actual cost of said consultants' services. None of the consultants shall share in the profits of the Joint Venture nor shall they be entitled to any portion of the fee paid by Owner to the Joint Venture.

24. Joint Venture Property

A. Property obtained with funds of the Joint Venture shall be designated as Joint Venture Property. Joint Venture Property shall be so recorded in the Joint Venture accounts. Upon termination of the Agreement, the Joint Venture Property shall be disposed of as determined by the Management Committee.

B. Property loaned to the Joint Venture for Joint Venture use shall remain the property of the lending Joint Venturer. Upon termination of this Agreement, or at such other time as the Management Committee may determine, this property shall be returned to the lending Joint Venturer.

25. Confidential Nature of Agreement

The terms and provisions of this Agreement are confidential and, except as hereinafter provided or as required by law, will not be disclosed to any parties other than the Joint Venturers, and their respective personnel and counsel. If the Owner requires submission of this Agreement, the Joint Venturers agree that this Agreement will be submitted to the Owner.

26. Place of Business

The offices of Pernix Group, Inc at 151 E. 22nd Street, Lombard, IL, 60148 shall be the official business address for the Joint Venture. Each Joint Venturer will secure all necessary licenses and permits to permit its employees and agents to perform services under this Agreement and under the Contract. Other offices may be designated for the Joint Venture from time to time by majority vote of the Management Committee.

27. Further Assurances

The Parties shall perform all reasonable acts and execute and deliver all other documents as may be reasonably necessary or appropriate to carry out the intent and purpose of this Agreement.

28. Compliance With Applicable Law And Business Standards

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A. The Parties shall comply with all applicable federal, state, and local laws, ordinances, rules, regulations, and orders in effect throughout the term of this Agreement, including, but not limited to Executive Order No. 11246 of September 24, 1965, as amended (regarding Equal Employment Opportunity), and the orders of the Secretary of Labor pursuant thereto.

B. No Party to this Agreement shall, directly or indirectly, undertake nor cause nor permit to be undertaken any activity which is 1) illegal under any applicable laws or regulations, or 2) would have the effect of causing the Joint Venture or its Parties to be in violation of the U.S. Foreign Corrupt Practices Act. In performing their responsibilities under this agreement: The Parties are aware of the substance of the United States Foreign Corrupt Practices Act and agree that no action will be undertaken in violation of it. The Parties will not contravene or otherwise violate any law, regulation or administration decree of the United States of America or its individual jurisdictions or any foreign country (unless compliance would violate the laws of the United States of America.)

C. In connection with this Agreement, no party shall give, offer, promise, or authorize, directly or indirectly, anything of value to 1) an official or employee of any government, state-owned enterprise, international organization or any subdivisions, agents or advisors thereto, whether paid or unpaid (any such person referred to collectively as "Official"), including the government(s) of the territories in which work will be performed hereunder; or 2) any person(s) or party(s) while knowing or having reason to know that such thing of value is to be given, offered or promised to an Official in order to:

i. influence any official act or decision, or;
ii. induce an Official to use his or her influence to affect a decision of any government or international organization, or;
iii. assist the Parties hereto in obtaining or retaining business, or in directing business to any person, or;
iv. to obtain an unfair advantage for the Parties in any respect.

D. In connection with this Agreement, no Party shall make a contribution to any political party or candidate for office on behalf of or associated with the Joint Venture or in connection with the purpose of this Agreement.

E. The Joint Venture shall not retain or engage a third party to carry out sales or marketing obligations in connection with the scope of this Agreement without unanimous approval of the Management Committee.

F. No officer, director, owners, principal shareholder, family members thereof, agent, representative or employee of either Party is an Official and neither the Joint Venture nor any Party may employ any Official during the term of this Agreement. Both Parties covenant that no Official is deriving any benefit, directly or indirectly, from this Agreement.

G. If either Party breaches any of the covenants contained in this section, the non-breaching party shall have the right to immediately terminate this Joint Venture, without penalty or further payment of any sums due and owing or claimed by the breaching party hereunder. In such instance, the party in breach shall indemnify the non-breaching party for any penalties, losses and expenses resulting from such breach of the provisions of this section. In the event of such

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a breach by either of the Parties, then such breaching Party from and after said date, and its representative and/or alternate to the Management Committee (anything in this Agreement to the contrary notwithstanding) shall cease to have any say or voice in the management of the Joint Venture or the Contract and the Management Committee shall thenceforth be composed solely of the representative or alternate of the other non-breaching Party and shall not include the representative or alternate of the insolvent Party, and whenever it is provided in this Agreement that the act, consent or decision of the Parties is required, it shall be deemed to mean the act, consent or decision of the other Party excluding the Party in breach. The Party in breach shall remain liable for its share of losses as provided in Section 3 a. hereof.

29. Entire Agreement and Counterpart

A. This Agreement shall constitute the entire and integrated agreement between the Parties and supersedes all prior negotiations, representations or agreements, either written or oral, and may not be modified or amended except by a written instrument, signed by each of the Parties. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other further exercise thereof, or the exercise of any other right, power or remedy.

B. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and together shall constitute a single instrument. The paragraph headings are for convenience only and are not to be construed to limit or alter the meaning of the provisions of the Agreement.

IN WITNESS WHEREOF, the Parties have hereunto set their hands and seals the day and year first above written.

Pernix Group, Inc.

By:____________________

Title: Nidal Z. Zayed
CEO/President

LTC CORP, Inc.

By:____________________

Title: Grant G. McCullagh
CEO/ President